St. Joseph Capital Corporation
3820 Edison Lakes Parkway
Mishawaka, Indiana 46545

October 17, 2003

FOR MORE INFORMATION CONTACT:

John W. Rosenthal at (800) 890-2798
President and Chief Executive Officer

FOR IMMEDIATE RELEASE

ST. JOSEPH CAPITAL CORPORATION
ANNOUNCES OFFICER CHANGES

     Mishawaka, Indiana- October 17, 2003,- St. Joseph Capital Corporation announced today that Mr. Edward R. Pooley and Mrs. Nancy N. King have resigned from the Company to pursue other interests. Mr. Pooley was Senior Vice President, Chief Financial Officer and Secretary of the Company. Mrs. King held the titles of Senior Vice President and Chief Administrative Officer.

     Commenting on these changes, John W. Rosenthal, Chairman, President & Chief Executive Officer said, “We want to thank both Ed and Nancy for their tremendous contribution to our success over the years and wish them well in all future endeavors.”

     The Company also announced that Ms. Sharon Mrozek was elected as Acting Principal Financial Officer and Ms. Amy Kuhar-Mauro was elected Secretary of the Company. Commenting on these new appointments, Mr. Rosenthal stated, “Sharon has 29 years of banking experience including over 20 years of financial administration and management experience. Amy, who is currently Senior Vice President and Chief Credit Officer, has 24 years of banking experience. We are pleased to make these appointments with veteran bankers who will assume these important and expanded roles in our Company and allow us to continue our positive momentum and rapid growth.” The Company has initiated a search to find a permanent replacement to fill the position of Chief Financial Officer.

     St. Joseph Capital Corporation is a bank holding company whose headquarters are located in Mishawaka, Indiana. Its sole subsidiary, St. Joseph Capital Bank, provides a broad array of banking services to businesses and individuals in the Michiana area. Its stock is listed on Nasdaq Small Cap Market and trades under the symbol “SJOE”.

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Special Note Concerning Forward-Looking Statements

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks or threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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